Exhibit 99.1
INSTR# 102587506 OR BK 34463 Pages 1639 - 1650 RECORDED 01/24/03 17:1:53 BROWARD COUNTY COMMISSION DEPUTY CLERK 1043 #1, 12 Pages	IN THE CIRCUIT COURT OF THE 17TH JUDICIAL CIRCUIT IN AND FOR BROWARD COUNTY, FLORIDA CIVIL DIVISION
IN RE: VOICEFLASH NETWORKS, INC. d/b/a DATAFLASH CORP. Assignor to: DONALD KAPLAN, Assignee	Case No. 03-01553

ASSIGNMENT

ASSIGNMENT, made this 24 day of January, 2003 between VoiceFlash Networks, Inc. d/b/a Data Flash Corp., with a principal place of business at 10 Fairway Drive, Suite 300, Deerfield Beach, FL 33441, hereinafter "Assignor," and Donald Kaplan, whose address is c/o Michael Moecker & Associates, 6861 S. W. 196 Avenue, Suite 201-04, Pembroke Pines, FL 33332, hereinafter "Assignee."

WHEREAS, the Assignor has been engaged in the business of software development and holds stock in subsidiaries that have operated businesses.

WHEREAS, the Assignor is indebted to creditors, as set forth in Schedule A annexed hereto, in unable to pay its debts as they become due, and is desirous of providing for the pament of its debts, so far as it is possible by an Assignment of all of its assets for that purpose.

NOW, THEREFORE, the Assignor, in consideration of the Assignee's acceptance of this Assignment, and for other good and valuable consideration, hereby grants, assigns, conveys, transfer, and sets over, unto the Assignee, his successors and assigns, all of its assets, except such assets as are exempt by law from levy and sale under an execution, including, but not limited to all real property, fixtures, goods, stock, inventory, equipment, furniture, furnishing, furnishings, accounts receivable, bank deposits, cash promissory notes, cash value and proceeds of insurance policies, claim and demands belonging to the Assignor, wherever such assets may be located, hereinafter the "Estate," as which assets are, to the best knowledge and belief of the Assignor, set forth on Schedule B annexed hereto.

The Assignee shall take possession and administer the Estate in accordance with the provision of Chapter 727, Florida Statutes, and shall liquidate the assets of the estate with reasonable dispatch and convert the estate into money, collect all claims and demands hereby assigned as may be collectible, and pay and discharge all reasonable expenses, costs, and disbursements in connection with the execution and administration of this Assignment from the proceeds of such liquidations and collections.

The Assignee shall then pay and discharge in full, to the extent that funds are available in the Estate after payment of administrative expenses, costs, and disbursements, all of the debts and liabilities now due from the Assignor, including interest on such debts and liabilities. If funds of the estate shall not be sufficient to pay such debts and liabilities in full, then the Assignee shall pay from funds of the estate such debts and liabilities, on a pro rata basis and in proportion to their priority as set forth in §727.114, Florida Statues.

In the event that all debts and liabilities are paid in full, any funds of the estate remaining shall be returned to the Assignor.

To accomplish the purposes of this Assignment, the Assignor hereby appoints the Assignee its true and lawful attorney, irrevocable, with full power and authority to do all acts and things which may be necessary to execute the Assignment hereby created; to demand and recover from all persons all assets of the estate; to sue for the recovery of such assets; to execute, acknowledge, and deliver all necessary deeds, instruments, and conveyances; and to appoint one or more attorneys under him to assist the Assignee in carrying out his duties hereunder.

The Assignor hereby authorizes the Assignee to sign the name of the Assignor to any check, draft, promissory note, or other instrument  in writing which is payable to the order of the Assignor, or to sign the name of the Assignor to any instrument in writing, whenever it shall be necessary to do so, to carry out the purpose of this Assignment.

The Assignee hereby accepts the trust created by the Assignment, and agrees with the Assignor that the Assignee will faithfully and without delay carry out his duties under the Assignment.

VoiceFlash Networks, Inc. d/b/a DataFlash Corp., Assignor
By: Title:	/s/ ROBERT J. KAUFMAN Chief Executive Officer
Donald Kaplan, Assignee
By:	/s/ DONALD KAPLAN Donald Kaplan

STATE OF FLORIDA           )
                                             SS
COUNTY OF BROWARD    )

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of Florida to take acknowledgements, personally appeared Robert J. Kaufman ( ) known to me or (X) who has produced Driver's License as identification and that he acknowledged executing the foregoing assignment in my presence.

WITNESS my hand official seal in Broward County, Florida this 24th day of January, 2003.

/S/ Jo Anne Brant
NOTARY PUBLIC State of Florida at Large COMMISSION # DD 158043 EXPIRES: February 14, 2007 Bonded Thru Notary Public Underwriters

STATE OF FLORIDA           )
                                             SS
COUNTY OF BROWARD    )

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of Florida to take acknowledgements, personally appeared Donald Kaplan ( ) known to me or (X) who has produced                   as identification and that he acknowledged executing the foregoing assignment in my presence.

WITNESS my hand official seal in Broward County, Florida this 24 day of January, 2003.

/S/ ALINA GUERRERO
NOTARY PUBLIC State of Florida at Large COMMISSION # DD 092129 EXPIRES: FEB. 14, 2006

ACCEPTANCE OF ASSIGNMENT

Donald Kaplan, as Assignee under that certain Assignment by Donald Kaplan of all of its right, title and interest to all of its assets filed with this court on this 24th day of January, 2003 hereby reaffirms its prior acceptance of the trust created by such Assignment and agrees with the Assignor that the Assignee will faithfully and without delay carry out its duties under the Assignment.

By:	/s/ DONALD KAPLAN Donald Kaplan, Assignee

STATE OF FLORIDA           )

COUNTY OF BROWARD    )

Sworn to and subscribed on the 24 day of Jan., 2003 by Donald Kaplan, Executive Vice President of Michael Moecker & Associates, Inc., who is peronally known to me and who did not take an oath as to the Acceptance of the Assignment.

/S/ ALINA GUERRERO
Alina Guerrero Print Name

OATH OF ASSIGNOR

KNOW ALL MEN BY THESE PRESENTS, that VoiceFlash Networks, Inc., d/b/a Dataflash Corp., a Florida Corporation, doing business in Broward County, Florida, has executed an Assignment for the Benefit of Creditors ("Assignment") and that the true intention of the Assignment is to place in the hands of it Assignee all of its property of every description, except such property as is exempt by law from forced sale, to be divided among the creditors in proportion to their respective demands and legal rights.

/S/ THOMAS C. TEPER		VOICEFLASH NETWORKS, INC. d/b/a Dataflash Corp.
Thomas C. Teper	By:	/S/ ROBERT J. KAUFMAN
Printed Name		Robert J. Kaufman

/S/ TAMMI NORTON
Tammi Norton
Printed Name

STATE OF FLORIDA
COUNTY OF BROWARD

BEFORE ME, the undersignd authority, duly authorized to take and administer oaths, personally appeared Robert J. Kaufman, who, as President, of VoiceFlash Networks, Inc., who is personally known to me or has produced Driver's License as identification and who did take an oath for the purpose therein expressed.

WITNESS my hand and official seal in the County and State last aforesaid on January 24, 2003.

/S/ Jo Anne Brant
Notary Public, State of Florida
Printed Name:
My Commission Expires:
COMMISSION # DD 158043 EXPIRES: February 14, 2007 Bonded Thru Notary Public Underwriters

SCHEDULE A - CREDITOR LIST

NAME & ADDRESS	$ AMOUNT	COLLATERAL:	DISPUTED:
I. SECURED CREDITORS:
First Union National Bank 350 E. Las Olas Blvd., 18th Floor Ft. Lauderdale, FL 33301	$150,000.00	$ 300,000.00

II. WAGES OWED:
Thomas Teper 2011 NE 214th Terrace North Miami Beach, FL 33179	$433,962.00

Robert J. Kaufman c/o VoiceFlash Networks, Inc. 10 Fairway Drive, Suite 300 Deerfield Beach, FL 33441	$697,954.00

Larry Cohen 3311 N.E. 26 Avenue Lighthouse Point, FL 33064	Unknown		DISPUTED

III. CONSUMER DEPOSITS:
Not applicable

IV. LIST OF ALL TAXES OWED:
None

V. UNSECURED CLAIMS OWED:
Lawrence Kaplan 999 Walt Whitman Rod., 3rd Floor Melville, NY 11747	$52,500.00

Stanley Kaplan 999 Walt Whitman Rod., 3rd Floor Melville, NY 11747	$26, 250.00

Richard Friedman 730 Intra Coastal Dr. Ft. Lauderdale, FL 33304	$105,000.00

Alpha Capital 551 Fifth Avenue, Suite 1601 New York, NY 10176	$8,091.00

Stonestreet Ltd. 551 Fifth Avenue 1601 New York, NY 10176	$3,423.00

Comdisco c/o Eli Rollman 500 N. Dearborn St. Chicago, IL 60610	$10,000.00

United Capturdyne Technologies, Inc. Intercompany 10 Fairway Drive, Suite 300 Deerfield Beach, FL 33441	$1,295,000.00

Bertal Fisher c/o Daniel Wegmann 701 Tama Street, Bldg. B Marion, IO 52302-0609	$1,180,000.00

Adorno & Yoss 888 SE 3rd Ave. Ft. Lauderdale, FL 33335	$610.73		DISPUTED

ADP P.O. Box 23487 Newark, NJ 07189	$10,003.30

American Stock Transfer c/o Joe Wolf 59 Maiden Lane New York, NY 10038	$4,120.08

Atlas, Pearlman 888 SE 3rd Ave. Ft. Lauderdale, FL 33335	$75,909.90		DISPUTED

Bellsouth 3499 NW 53rd Street Ft. Lauderdale, FL 33309	$1,832.21

CNA Insurance Co. P.O. Box 6206 Coral Stream, IL 60197-6206	$4,793.00

FedEx P.O. Box 1140 Memphis, TN 38101-1140	$516.13

Wachovia VISA P.O. Box 1140 Memphis, TN 38101-1140	$11,224.41

FPL General Main Facility Miami, FL 33188-0001	$543.34

First Union Platinum Plus 7300 Chapman Hwy. Knoxville, TN 37920	$2,506.71

Hudgson Russ Attorney One M&T Plaza, Suite 2000 Buffalo, NY	$891.10

Hunton & Williams 1111 Brickell Ave. Miami, FL 33131	$84,735.00

Koski, Arthus Law Office 568 Yamato Road, #200 Boca Raton, FL 33431	$2,034.07

Krasnow Sanberg Corblath The Boyce Bldg., 2nd Fl. 500 North Dearborn St. Chicago, IL 60510	$15,591.90

Law Offices of Robert Miller 1801 Parkcourt Place, Bldg. H Santa Ana, CA 92701	$81.55

Monster.com P.O. Box 905370 Charlotte, NC 28290	$305.00

NASDAQ Stock Market P.O. Box 7777-W8130 Philadelphia, PA 19175-8130	$45,000.00		DISPUTED

Postal Privilege P.O. Box 856042 Louisville, KY 40285-5042	$29.00

Pitney Bowes P.O. Box 845042 Louisville, KY 40285-5390	$107.79

Qwest P.O. Box 856169 Louisville, KY 40285-6169	$30.26

Sherb.&Co.,LLP 805 Third Ave. New York, NY 10022	$11,998.00

Wachovia 350 E. Las Olas Blvd., #1 Ft. Lauderdale, FL 33301	$888.91

Web United 550 Fairway Drive Deerfield Beach, FL 33441	$4808.72

Web Access International	$317.58

SUB-TOTAL	$2,959,171.69

TOTAL	$2,959,171.69

VI. LEASES:
Sam Spiegel & Simone Spiegel d/b/a Fairway Financial Center 10 Fairway Drive Deerfield Beach, FL 33441

VII. OWNERS OR SHAREHOLDERS:
VoiceFlash Networks, Inc. DBA "DataFlash Corp." 10 Fairway Drive, Suite 300 Deerfield Beach, FL 33441

SCHEDULE B - LIST OF ASSETS

List each category of assets and, for each, give approximate value obtainable for the asset on the date of assignment, and address where asset is located:

I.	NONEXEMPT PROPERTY:
	DESCRIPTION & LOCATION:			LIQUIDATION VALUE AT DATE OF ASSIGNMENT:
	1.	REAL ESTATE	$	Not Applicable
	2.	FURNITURE / FIXTURES		$4,068.39
	3.	CASH AND BANK ACCOUNTS
		First Union		$(30,000.00)
		Bank Atlantic		$5,000.00
		SunTrust		$120,000.00
	4.	Inventory		Not Applicable
	5.	ACCOUNTS RECEIVABLE
		Synergex Note Receivable		$34,896.00
	6.	PREPAID EXPENSES
		Security Deposit for Lease		$6,132.50
	7.	OTHER
		Due from Value Stream Systems, Inc.		$309,281.00
		Investment in United Capturdyne Technologies, Inc.		$3,655,864.00
		Investment in Value Stream Systems, Inc.		$(221,150.00)
		TOTAL		$594,094.89

STATE OF FLORIDA
BROWARD COUNTY
I DO HEREBY CERTIFY the within and foregoing is a true and correct copy of the original as it appears on record and file in the office of the Circuit Court Clerk of Broward County, Florida.

WITNESS my hand and Official Seal at Fort Lauderdale, Florida, this the 24 day of Jan. 2003.

Clerk of the Court /S/ BARBARA A. WILLIAMS
Deputy Clerk